SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2008

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2008, CIGNA Corporation (the “Company”) issued a press release announcing that David M. Cordani, was appointed as President and Chief Operating Officer of the Company, effective immediately.  Mr. Cordani, age 42,  has held various senior management positions at the Company, most recently serving as President, CIGNA HealthCare since July 2005;  Senior Vice President, Customer Segments & Marketing, CIGNA HealthCare from July 2004 until July 2005; and Senior Vice President and Chief Financial Officer, CIGNA HealthCare, from September 2002 until July 2004.

In recognition of his new responsibilities, Mr. Cordani’s annual base salary increased from $670,000 to $750,000.   In addition, Mr. Cordani’s Management Incentive Plan target for the 2008 performance year increased from $575,000 to $700,000 and his long term incentive targets increased from $1,245,000 to $1,450,000.   As part of the increase to his long term incentive targets, Mr. Cordani was granted the following transitional strategic performance units under the long term incentive plan:  (a) 1,143 units for the 2006-2008 performance period; (b) 3,430 units for the 2007-2009 performance period; and (c) 5,717 units for the 2008-2010 performance period.

The press release is incorporated herein by reference as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release from CIGNA Corporation dated June 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: June 27, 2008
	By:	/s/ Nicole S. Jones
Nicole S. Jones
Senior Vice President and
Deputy General Counsel